UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

LIQUIDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39724	85-1710962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina		27560
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.

Hatch-Waxman Litigation Update

As previously disclosed by Liquidia Corporation, a Delaware corporation (the “Company”), in its Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 10-K”), trial proceedings in the lawsuit filed by United Therapeutics Corporation (“United Therapeutics”) against the Company in the U.S. District Court for the District of Delaware (Case No. 1:20-cv-00755-RGA) (the “Hatch-Waxman Litigation”) were held from March 28-31, 2022. At the conclusion of the trial, Judge Richard G. Andrews, who is presiding over the Hatch-Waxman Litigation, set a post-trial briefing schedule, with all briefing to be concluded on June 15, 2022. The Company expects that Judge Andrews will issue a decision regarding the Hatch-Waxman Litigation prior to the expiration of the 30-month regulatory stay, in October 2022.

At trial, the Company presented evidence of non-infringement and invalidity with respect to both U.S. Patent No. 9,593,066 (“’066 patent”) and U.S. Patent No. 10,716,793 (“‘793 patent”), the two patents that remain at issue in the Hatch-Waxman Litigation. In the event that the Court finds all of the asserted claims of both the ‘066 patent and the ‘793 patent are either not infringed or invalid, then the 30-month stay will be lifted and the United States Food and Drug Administration (“FDA”) will be able to grant final FDA approval of YUTREPIA. In the event that the Court finds any of the asserted claims of the ‘066 patent or ‘793 patent are valid and infringed, then the Court is expected to issue an order that the effective date of final YUTREPIA approval will not be earlier than the date of expiration of the patent that has been found to be valid and infringed, which would be in the year 2027 in the case of the ‘793 patent and in the year 2028 in the case of the ‘066 patent.

The Company has separately filed a petition for inter partes review with the Patent Trial and Appeal Board (“PTAB”) of the USPTO seeking a determination that the claims of the ‘793 patent are invalid. As previously disclosed in the Company’s 2021 10-K, in August 2021, the PTAB instituted the inter partes review of the ‘793 patent, finding that the Company had demonstrated a reasonable likelihood that it would prevail with respect to showing that at least one challenged claim of the ‘793 patent is unpatentable as obvious over the combination of certain prior art cited by the Company in its petition to the PTAB. A final written decision on the validity of the challenged claims of the ‘793 patent is expected within 12 months from institution of the inter partes review. However, even in the event the PTAB does find that all of the claims of the ‘793 patent are invalid, such a decision would not override an order of the Court in the Hatch-Waxman Litigation with respect to the ‘793 patent unless and until the decision of the PTAB is affirmed on appeal.

Trade Secret Litigation Update

As previously disclosed in the Company’s 2021 10-K, in December 2021, United Therapeutics filed a complaint in the Superior Court in Durham County, North Carolina, alleging that the Company and a former United Therapeutics employee, who later joined us as an employee many years after terminating his employment with United Therapeutics, misappropriated certain trade secrets of United Therapeutics and engaged in unfair or deceptive trade practices.

In January 2022, our co-defendant in the lawsuit removed the lawsuit to the United States District Court for the Middle District of North Carolina. Subsequently, in January 2022, United Therapeutics filed an amended complaint eliminating its claim under the federal Defend Trade Secrets Act and seeking to have the case remanded to North Carolina state court. On April 1, 2022, Magistrate Judge Joe L. Webster issued a recommendation that the Court grant United Therapeutics’ motion to have the case remanded to North Carolina state court. The Company does not intend to object to the recommendation.

We continue to disagree with United Therapeutics’ allegations, deny any liability for misappropriation of any trade secrets or for engaging in any unfair or deceptive trade practices and intend to vigorously defend against these allegations. However, the outcome of these proceedings remains subject to significant uncertainty and we could be found liable for monetary damages, including treble damages and attorneys’ fees, and could be enjoined from using any trade secrets we are found to have misappropriated.

Liquidia PAH Related Litigation Update

As previously disclosed in the Company’s 2021 10-K, Sandoz Inc. (“Sandoz”) and Liquidia PAH, LLC (“Liquidia PAH”) (then known as RareGen, LLC) filed a complaint against United Therapeutics in the District Court of New Jersey (Case No. No. 3:19-cv-10170) (the “RareGen Litigation”), alleging that United Therapeutics violated the Sherman Antitrust Act of 1890, state law antitrust statutes and unfair competition statutes by engaging in anticompetitive acts regarding the drug treprostinil for the treatment of PAH and that United Therapeutics breached a settlement agreement that was entered into in 2015, in which United Therapeutics agreed to not interfere with Sandoz’s efforts to launch its generic treprostinil. In September 2021, United Therapeutics filed a motion for summary judgment with respect to all of the claims brought by Sandoz and Liquidia PAH against United Therapeutics. At the same time, Sandoz filed a motion for summary judgment with respect to the breach of contract claim.

On March 30, 2022, Judge Brian R. Martinotti, who is presiding over the RareGen Litigation, issued an order granting partial summary judgment to United Therapeutics with respect to the antitrust and unfair competition claims, denying summary judgment to United Therapeutics with respect to the breach of contract claim, and granting partial summary judgment to Sandoz with respect to the breach of contract claim. The RareGen Litigation will now proceed to a trial to determine the amount of damages due from United Therapeutics to Sandoz with respect to the breach of contract claim.

Under the promotion agreement between Sandoz and Liquidia PAH, all proceeds from the litigation will be divided evenly between Sandoz and Liquidia PAH. Under the litigation finance agreements that Liquidia PAH has entered into with Henderson SPV, LLC and PBM RG Holdings, LLC, any net proceeds received by Liquidia PAH with respect to the RareGen Litigation will be divided between Henderson SPV, LLC and PBM RG Holdings, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 8, 2022	Liquidia Corporation

	By:	/s/ Michael Kaseta
		Name:	Michael Kaseta